UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act

Date of Report (Date of Earliest event Reported):  November 13, 2014

AMERICAN XANTHAN CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	333-193979	46-4398264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1712 Pioneer Ave, Suite 1749

Cheyenne, Wyoming, 82001

Tel: (307) 778-4713

 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

American Xanthan Corporation

1712 Pioneer Ave, Suite 1749

Cheyenne, Wyoming, 82001

Tel: (307) 778-4713

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

        . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant's Business and Operations

Entry into a Material Definitive Agreement, Completion of Acquisition or Disposition

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 13, 2014, FracFlow Biotechnologies LP ("FracFlow") an arm’s length entity, entered into an Intellectual Property Purchase Agreement ("Purchase Agreement") with the American Xanthan Corporation (the “Company”). Pursuant to which FracFlow sold to the Company: (i) all Intellectual Property rights, title and interest in Canadian Patent Pending # 2,808,286 and US Patent Pending # 61,923,357, both titled “Solid State Fermentation Of Xanthan From Potato Pulp”.

Pursuant to the Purchase Agreement, the Company agreed to issue 500,000 restricted shares of the company’s common stock at a deemed price of $5.00 per share to FracFlow. ]

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

In connection with entering into the Purchase Agreement the Company has begun pursuing opportunities to utilize the intellectual properties purchased. The Company aims to further develop these technologies in order to pursue licensing, manufacturing and direct sales agreements for its manufacturing technology.

The technologies and prototype product will be undergoing clinical lab testing to further establish its capability of producing large volumes of industrial grade Xanthan from agricultural products (Agricultural Waste, Potato Peel, Potato Sludge).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 1. BUSINESS.

Business Development

We were incorporated in the State of Wyoming on December 17, 2013, for the purpose of manufacturing and distributing specialized Xanthan gum for use in hydro-fracturing operations in the oil and gas industry.

On November 13, 2014, FracFlow Biotechnologies LP ("FracFlow") an arm’s length entity entered into an Intellectual Property Purchase Agreement ("Purchase Agreement") with American Xanthan Corporation (the “Company”). Pursuant to which FracFlow sold to the Company: (i) all Intellectual Property rights, title and interest in Canadian Patent Pending # 2,808,286 and US Patent Pending # 61,923,357, both titled “Solid State Fermentation Of Xanthan From Potato Pulp”.

Upon execution of the Purchase agreement, the Company ceased to be a shell Company as defined in Rule 12b-2 under the Exchange Act. The Company intends to further develop these technologies in order to pursue licensing, manufacturing and direct sales agreements for its manufacturing technology.

GENERAL DISCUSSION OF OPERATIONS

The Company has had limited operations; we are a development stage company. The Company has a very limited operating history with comparatively limited assets and cash resources.

The Company currently has no employees, contracts the services of consultants in the various areas of expertise as required. Henry Luce, Chief Executive Officer and Director, currently devotes 100% of his time to the day-to-day operations of the Company. Michael Waldorf, Chief Financial Officer of the Company, currently devotes no more than 50% of his time to the operations of the Company.

The amount of time devoted to the Company currently by officers and employees is due to the limited operations and resources of the Company. However, the Company feels the time devoted to operations is enough to cover the current operational requirements.

DESCRIPTION OF BUSINESS

The American Xanthan Corporation is in the business of manufacturing Xanthan, and acquiring, licensing, and marketing patents and technology to create Xanthan from solid agricultural waste.

The American Xanthan Corporation’s technology converts organic potato material into Xanthan through a proprietary process for use in hydro-fracturing operations of the shale oil & gas industry.

Induced hydraulic hydro-fracturing commonly known as “fracking” is a technique in which water is mixed with sand and chemicals and the mixture is injected at high pressure into a well bore to create small along which desirable fluids including gas, petroleum and hydrocarbons may migrate to the well for collection and harvesting. The fracking process produces “wastewater” also known as “flow back water” which is returned to the surface during and after the fracking process. This wastewater contains toxic heavy solids (TSS) and dissolved salts and chemicals (TDS). Xanthan Gum is the primary chemical used to induce the collection of hydrocarbons.

In order to manufacture Xanathan Gum we must acquire potato pulp and/or cull potatoes as our primary raw material. Potato pulp is a byproduct of the manufacturing process for potato starch, French fries, and most modified potato products. It is of low value, in fact, it is often given away for free; farmers use as animal feed, particularly for cattle; it also can be buried and composted like cull potatoes, or it can be used in the digesters of biogas facilities. Cull potatoes themselves can also be easily transformed into potato pulp and are readily available in potato farming areas. Cull potatoes are rejected for a number of reasons; size, color, shape and disease are all factors in culling. Growing season, potato market value, and time of year all play major roles in cull availability, cost and quality. Hundreds of thousands of tons of cull potatoes are available each year in the United States. Additionally, potato processors generate their own waste in the form of peels and rejects, which can also be converted to potato pulp. This primary raw material will be shipping to our pilot plant by transport trucks and/or rail, depending on the location of the supplier.

Potato pulp contains all non-starchy substances insoluble in water and bounded starch which cannot be mechanically separated from the blended parties of potato. The pulp consists of 30% starch; our manufacturing process chemically separates it through our proprietary Xanthan fermentation technique explained below.

Once the potato pulp or cull potato raw material comes to the manufacturing facility, it is moisturized and sterilized with hot water,. It is then cooled back down. While it is cooling down, the pH is adjusted to 7.2 and maintained for the next two phases. Bacteria of the genus Xanthomonas is inoculated into the substrate and incubated for a period of 6 days at 28 degrees Celsius. The bacteria are removed by diluting the substrate, and centrifugation, 1% potassium chloride is added to the substrate. Precipitation of Xathan gum is achieved by adding 3 volumes of chilled 95% ethanol. Xanthan gum is recovered by precipitation with two volumes of isopropyl alcohol using 2% potassium chloride as electrolyte. The precipitate is then dried at 40 degrees Celsius for 24 hours. The result is industrial grade Xanthan powder.

Unlike other Xanthan manufacturers, instead of using corn and glucose as our substrate, we use potato pulp; this gives us a fermentation “broth” that has negligible amounts of water in comparison to “traditional broths” and this means we require much less solvents than our competitors. Moreover, our technique does not require the addition of a carbon source because the potato pulp medium acts as its own carbon source, this also reduces costs. The juice water created as a byproduct of this process is high in nitrogen and can be spread on land as nutrients and the leftover potato mush can be used as animal feed.

COMPETITION

Our competition comes from other Xanthan manufacturing and distribution companies that are providing their product to the hydro-fracturing operations of the shale oil and gas industry that might contemplate acquiring similar intellectual property due to their investment and capital costs compared to our financial capabilities.  Since our financial resources are severely limited at this time, we are at a distinct disadvantage when competing against companies with significant assets.  The oil and gas fracking industry is intensely competitive.  Our product is used in liquid that is ingested below the surface of the ground to attract hydrocarbon.  We expect competition to continue to intensify in the future.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources.  Our failure to establish and maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

DEPENDENCE ON MAJOR CUSTOMERS

As of the date of this filing, the Company has not offered or sold our products to any major customers. We intend to distribute our products through advertisements and sales calls on potential customers with demonstrations of how our products work. Loss of any major customer could materially affect our financial performance at that stage.

INTELLECTUAL PROPERTY

On November 13, 2014, FracFlow Biotechnologies LP ("FracFlow") an arm’s length entity, entered into an Intellectual Property Purchase Agreement ("Purchase Agreement") with American Xanthan Corporation (the “Company”). Pursuant to which FracFlow sold to the Company: (i) all Intellectual Property rights, title and interest in Canadian Patent Pending # 2,808,286 and US Patent Pending # 61,923,357, both titled “Solid State Fermentation Of Xanthan From Potato Pulp”.

Pursuant to the Purchase Agreement, the Company agreed to issue 500,000 shares of the company’s common stock at a deemed price of $5.00 per share to FracFlow.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

In connection with entering into the Purchase Agreement the Company has begun pursuing opportunities to utilize the intellectual properties purchased. The Company aims to further develop these technologies in order to pursue licensing, manufacturing and direct sales agreements for its manufacturing technology.

The technologies and prototype product will be undergoing clinical lab testing to further establish its capability of producing large volumes of industrial grade Xanthan from agricultural products (Agricultural Waste, Potato Peel, Potato Sludge).

PRODUCTION, PRICES AND COSTS

The Company has limited operations and in accordance with Statement of Accounting Standards No. 7 "Accounting and Reporting by Development Stage Enterprises" is considered to be in the development stage. Therefore, during the first fiscal year, the Company has limited production activity, no revenues, or costs of production.

GOVERNMENT REGULATION

 Our operations are affected by the various state, local and federal environmental laws and regulations, including the:

-	Clean Air Act,
-	Oil Pollution Act of 1990,
-	Federal Water Pollution Control Act,
-	Resource Conservation and Recovery Act (“RCRA”),
-	Toxic Substances Control Act, and
-	Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

These laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

-	drilling,
-	development and production operations,
-	activities in connection with storage and transportation of oil and other liquid hydrocarbons, and
-	use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

 Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

-	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,
-

capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and

-	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug and abandon inactive well sites and pits.

 Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on its operations. However, We do not believe that changes to these regulations will have a significant negative effect

 A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean-up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

 The Clean Air Act requires or will require most industrial operations in the United States to incur capital expenditures in order to meet air emission control standards developed by the EPA and state environmental agencies. Although no assurances can be given, We believes the Clean Air Act requirements will not have a material adverse effect on our financial condition or results of operations.

 RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either:

-	a “generator” or “transporter” of hazardous waste, or
-	an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility.

 At present, RCRA includes a statutory exemption that allows oil and natural gas exploration and production wastes to be classified as non-hazardous waste. As a result, we will not be subject to many of RCRA’s requirements because its operations will probably generate minimal quantities of hazardous wastes.

 CERCLA, also known as “Superfund”, imposes liability, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. These persons include:

-	the “owner” or “operator” of the site where hazardous substances have been released, and
-	companies that disposed or arranged for the disposal of the hazardous substances found at the site.

 CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In the course of our ordinary operations, we could generate waste that may fall within CERCLA’s definition of a “hazardous substance”. As a result, We may be liable under CERCLA or under analogous state laws for all or part of the costs required to clean up sites at which such wastes have been disposed.

 Under such law we could be required to:

-	remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators,
-	clean up contaminated property, including contaminated groundwater, or
-	perform remedial plugging operations to prevent future contamination.

 We could also be subject to other damage claims by governmental authorities or third parties related to such contamination.

 While the foregoing regulations appear extensive, we believes that because it will initially be drilling and operating one oil or gas well, compliance with the foregoing regulations will not have any material adverse effect upon us. Further, we believe we will only spend minimal amounts of money to comply therewith in connection with its one proposed well.

EMPLOYEES, CONSULTANTS, AND CONTRACTORS

The Company currently has no employees. The management, administration, and investor relations aspects of the Company's business are conducted by its officers. Other aspects of current operation are completed by consultants and contractors as needed.

ITEM 1A. RISK FACTORS.

RISK FACTORS

YOU SHOULD CAREFULLY READ AND CONSIDER THE FOLLOWING RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS FILING IN EVALUATING US AND OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED BY ANY OF THESE RISKS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THIS 8-K ALSO CONTAINS AND REFERENCES FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS DOCUMENT. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, OTHER INFORMATION INCLUDED IN THIS DOCUMENT AND INFORMATION CONTAINED IN OUR PERIODIC REPORTS THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). THE MATERIAL RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE RELATED TO THIS OFFERING. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF

OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

1.    We have no operating history and have earned no revenues to date.

We have no operating history or revenues.  We expect to incur losses in the foreseeable future due to significant costs associated with our business development, including costs associated with our operations. There can be no assurance that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations.  Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period.

2.  The hydro-fracturing oil and gas industry is highly competitive and we may be unsuccessful in acquiring costumers.

The shale oil and gas hydro-fracturing industry is intensely competitive. We compete with numerous individuals and companies, including many major suppliers to hydro-fracturing oil and gas companies, which have substantially greater technical, financial and operational resources and staff for suitable business opportunities, established manufacturing capabilities and distribution networks to fracking operations, manufacturing processes and funds. We may be unable to raise the necessary funds or complete any projected work.

3.  The potential profitability of shale oil and gas hydro-fracturing ventures depends upon factors beyond the control of our company, any of which may have a material adverse effect on our company.

The potential profitability of shale oil and gas hydro-fracturing projects is dependent upon many factors beyond our control, including: world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging or controls; adverse weather conditions can hinder drilling and production operations; production from any well may be unmarketable if it is impregnated with water or other deleterious substances; and the marketability of oil and gas which may be acquired or discovered will be affected by proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital due to poor demand for our Xanthan product that is used solely for hydro-fracturing operations.

4. Further, hydro-fracturing exploration and production activities are subject to certain environmental regulations and moratoriums which may prevent or delay the development of the shale oil and gas industry.

Shale oil and gas hydro-fracturing operations in North America are also subject to Federal, State and Provincial laws and regulations which seek to maintain health and safety standards by regulating the design and use of hydro-fracturing methods and equipment. Various permits from government bodies are required for drilling and production operations to be conducted. With the growing opposition to hydro-fracturing operations the industry may suffer a short, medium or long term standstill, this greatly reducing or even eliminating the demand for our sole product, Xanthan gum. Environmental standards imposed by Federal, State and/or Provincial authorities may be changed or such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons.

5. Hydro-fracturing involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Hydro-fracturing operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. If our Xanthan gum is used in such a hydro-fracturing operation, we may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

6. As our manufacturing technology is in development, we may not be able to establish commercial viability with it.

Developing a new manufacturing technology, bringing it to market and establishing a distribution network involve significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  While the discovery of a commercially viable manufacturing process may result in substantial rewards, few manufacturing advancements which are explored are ultimately developed into commercial viable processes.  Substantial expenses may be incurred to develop and establish a distribution network for our product, to establish processing facilities at a particular site and to establish delivery mechanisms for any produced resource.  Whether such operations will be commercially viable depends on a number of factors, some of which are: the particular attributes of the Xanthan gum produced, proximity to infrastructure; hydrocarbon prices which are highly cyclical; drilling and other related costs which appear to be rising; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital and, in fact, may cause our business to fail.  Although we do not currently have an established production facility, we intend to pursue the development of such installations in order to determine if production potential exists and, if so, start production. There is no certainty that the expenditures made by us towards the development and evaluation of this manufacturing process will result in production of commercial quantities of Xanthan.

7.  Highly specialized niche manufacturing operations generally involve a high degree of risk.

Highly specialized niche manufacturing operations are subject to all the hazards and risks normally encountered in the research and development sector, including unusual and unexpected Intellectual Property disputes, and other conditions involved in possible legal liability. Our production operations could also experience periodic interruptions due to slowed demand, weather conditions and other acts of God. Manufacturing operations are subject to hazards such as equipment failure which may result in environmental pollution and consequent liability.  If any of these risks and hazards adversely affect our manufacturing operations or our distribution activities, they may: (i) increase the cost of manufacturing and/or distribution to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of our working interest in equipment and/or intellectual property; (iii) cause delays or a stoppage in the production operations; (iv) result in damage to or destruction of processing facilities; and (v) result in personal injury or death or legal liability.  Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

8. We are a start-up stage company with no operating history and our estimates of commercial potential are only preliminary and based primarily on past, publicly available reports which may not reflect the actual economic viability of our business.

There is a degree of uncertainty to the estimation of commercial viability.  The estimating of commercial viability is a subjective process and the accuracy of estimates is a function of the quantity and quality of data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting engineering and scientific information.  There is significant uncertainty in any economic feasibility, and the manufacturing process developed, if any, and the economic viability of any manufactured product may differ significantly from our estimates.  In addition, the quantity of resources may vary depending on, among other things, oil and gas prices.  Any material change in quantity of hydro-fracturing operations in development may affect the economic viability of our business.   This could materially and adversely affect estimates of commercial viability, estimated production rates, or of our ability to extract the Xanthan through our manufacturing process. These factors could have a material negative effect on our financial condition, results of operations and future cash flows.

9.  We may not be able to compete with current and potential Xanthan manufacturing and/or distribution companies, most of whom have greater resources and experience than we do in the hydro-fracturing industry.

The hydro-fracturing market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We will be competing with many companies which have significantly greater personnel, financial, managerial and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

10.  Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify.  This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in biotechnological manufacturing, such as general accidents, explosions, chemical exposure and poisonous gases.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel.  Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.  The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

11.  Damage to the environment could also result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Biotechnological manufacturing, production and related hydro-fracturing operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on these industries.  Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws. Environmental enforcement efforts with respect to hydro-fracturing operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future. Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before manufacturing commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with manufacturing and/or hydro-fracturing activities, (iii) require remedial measures to mitigate pollution from former operations and (iv) impose substantial liabilities for pollution resulting from our proposed operations. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot, or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

12. The prices of oil and gas are highly volatile and a decrease in oil and gas prices can have a material adverse effect on our business.

The profitability of manufacturing operations that cater exclusively to natural resource operations are directly related to the market prices of the underlying commodities.  The market prices of oil & gas fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations in the oil and gas market can significantly affect the profitability of a project. Adverse fluctuations of the oil and gas market price may force us to curtail or cease our business operations.

13.  If we lose the services of any of our management team, we may not be able to continue to operate our business and may be required to cease operations.

Neither Henry Luce, our president, principal executive officer, and a member of the board of directors, nor David Schwartz, our secretary and a member of the board of directors, nor Michael Waldorf our vice president, treasurer, principal financial officer, principal accounting officer and a member of the board of directors have significant prior experience in the Xanthan manufacturing industry.  They lack the technical training and experience in starting or operating a manufacturing company and their distribution experience is non-existent.  Unless we can retain qualified technical personnel to undertake our development plan we may not be able to complete our planned exploration.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. The loss any of their services would negatively impact our operations. If we lost the services of any of these individuals, we would be forced to find other qualified management personnel to assist us developing our business plan and establish business operations.  This could be costly to us in terms of both time and expenses. We do not maintain an employment agreement with Mr. Luce, Mr. Schwartz or Mr. Waldorf nor do we have key-man life insurance on them.  Therefore, if we were unable to replace the services and experience of these people, we may be forced to discontinue our operations.

14.  Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Subsequent to the fully-subscribed offering under this prospectus, our principal stockholders and our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 60% of our outstanding Common Shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stock holders for approval including:

▪election of our board of directors;

▪removal of any of our directors;

▪amendment of our Articles of Incorporation or By-laws; and

▪adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our Common Shares.  Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

15.  We may not have access to all of the supplies and materials we need to begin manufacturing which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies and/or demand in the industry could result in occasional spot shortages of supplies and certain equipment that we might need to conduct our operations. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials.  We will attempt to locate products, equipment and materials after this offering is complete.  If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

16. Because of our early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are engaged in the business of manufacturing research and, if warranted and feasible, developing a distribution network. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.  Any profitability in the future from our business will be dependent upon developing an economically viable manufacturing process and distribution network, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

17.  We are a research and development stage company, and there is no assurance that a commercially viable manufacturing process exists in to extract Xanthan gum from new starch based raw materials.

We research and development stage company and cannot assure you that a commercially viable manufacturing process exists to extract Xanthan gum from waste starch raw materials.  Therefore, determination of the commercial viability of a process will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors.  If we fail to find a commercially viable process, our financial condition and results of operations will be materially adversely affected.

18.  We expect losses to continue in the future because we have no reserves and, consequently, no revenue to offset losses.

Based upon current plans and the fact that we currently do not have any reserves, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the acquisition and/or exploration of new manufacturing processes which are not income-producing activities. We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

19. Our management team lacks technical training and/or experience in Xanthan manufacturing industry and the shale oil & gas hydro-fracturing sector.

Neither Henry Luce, our president, treasurer and director, nor David Schwartz, our secretary, nor Michael Waldorf our vice president, have significant prior experience in either the Xanthan manufacturing or shale oil and gas hydro-fracturing industries. All three of them lack technical training and experience in starting or operating manufacturing company and their shale oil & gas hydro-fracturing experience is non-existent.  Unless we can retain qualified technical personnel to undertake our exploration plan we may not be able to complete our planned development.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

20.  We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a)(19)(B) of the Securities Act of 1933, as amended. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on January 1.   We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.  In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. A company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

21.  We have elected under the JOBS Act to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

Under the JOBS Act, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

22.  While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, which will increase the costs and demands placed upon management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

23.  While we currently qualify as an “Emerging Growth Company” under the JOBS Act and we will lose that status by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, if we qualify as a “smaller reporting company” which we are at the present time, our non-financial and financial information will be less than is required by other non-smaller reporting companies.

Currently we qualify as an “Emerging Growth Company”.  At the latest, by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, we will lose that qualification and be required to report as other public companies are required to report.  While we will no longer qualify as an “Emerging Growth Company”, we may qualify as a “smaller reporting company”.  The “smaller reporting company” category includes companies that (1) have a common equity public float of less than $75 million or (2) are unable to calculate their public float and have annual revenue of $50 million or less, upon entering the system.  A smaller reporting company prepares and files SEC reports and registration statements using the same forms as other SEC reporting companies, though the information required to be disclosed may differ and be less comprehensive.  Regulation S-X contains the SEC requirements for financial statements, while Regulation S-K contains the non-financial disclosure requirements.  To locate the scaled disclosure requirements, smaller reporting companies will refer to the special paragraphs labeled “smaller reporting companies” in Regulation S-K.  As an example only, smaller reporting companies are not required to make risk factor disclosure in Item 1A of Form 10-K.  Other disclosure required by non-smaller reporting companies can be omitted in Form 10-K and Form 10-Q by smaller reporting companies.

24.  Because our common stock is not registered under the Securities Exchange Act of 1934, as amended, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Securities Exchange Act of 1934, as amended.  In addition our reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of March 28, 2012, we have less than 40 shareholders of record).  As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

25.  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

27.  FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

28.  Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

29.  Because our common stock is a “penny stock,” investors may not be able to resell their shares and will have access to limited information about us.

Our common stock is defined as a “penny stock,” under the Securities Exchange Act of 1934, and its rules. Because our common stock is a “penny stock,” investors may be unable to resell their shares. This is because the Securities Exchange Act of 1934 and the penny stock rules impose additional sales practice and disclosure requirements on broker/dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our common stock and investors may not be able to resell their shares. Further, news coverage regarding penny stock is extremely limited, if non-existent. As a result, investors only information will be from reports filed with the Securities and Exchange Commission.

ITEM 2. FINANCIAL INFORMATION.

The disclosure required by Item 2 is hereby incorporated by reference from Item 1 of the issuers 10-Q filed with the Securities and Exchange Commission on August 14, 2014.

ITEM 3. PROPERTIES.

The corporate offices of the American Xanthan Corporation are located in Cheyenne, Wyoming, at 1712 Pioneer Avenue. We lease the forgoing office space from Wyoming Corporate Services, Inc. pursuant to a written lease agreement.  Our lease is for a period of 12 months, ending on December 31, 2014.  Our monthly rent is $833.33.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth as of November 13, 2014, the number and percentage of the 25,500,000 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of		Number of	Percentage of
Beneficial Owner (1)	Position	Shares	Class
Henry Luce	President and Director	10,000,000	39.21%
Michael Waldorf	Vice President, Treasurer and Director	3,500,000	13.73%
David Schwartz	Secretary and Director	1,500,000	5.82%
All officers and directors as a group (3 individuals)		15,000,000	58.76%

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name and Address	Age	Position(s)
Henry Luce	33	President, Principal Executive Officer and Director

Michael Waldorf	58	Vice President, Principal Financial Officer, Principal Accounting Officer, and Director

David Schwartz	38	Secretary and Director

Our directors are elected for a term of one year and serve such director’s successor is duly elected and qualified. Each executive officer serves at the pleasure of the Board.

The Company has no nominating, audit or compensation committees at this time.

BACKGROUND OF OFFICERS AND DIRECTORS

Henry Luce

Since March 17, 2014, Henry Luce has been our president, principal executive officer, and a member of the board of directors. From April 2007, to December 2012, Mr. Luce was procurement manager - chemicals at Becker Underwood, Inc. in Ames, Iowa.  From January, 2013 to March, 2014, Mr. Luce was director of supply management and logistics for Michigan Chemicals, located in Grand Rapids, Michigan. Mr. Luce holds a business degree from Michigan State University (2003) and a law degree from Thomas M. Cooley Law School (2006).

Michael Waldorf

 Since our inception on December 17, 2013, Michael Waldorf has been our vice president, principal financial officer, principal accounting officer, and a member of the board of directors.  Since June, 2010 Mr. Waldorf has been retired.  From April 1997 to June 2010, Mr. Waldorf was VP of Business Development & Customer Relations for Waldorf & Co., an accounting firm located in St. Paul, Minnesota.  From April 1983 to January 1997, Mr. Waldorf was a director and shareholder of Waldorf Corporation located in St. Paul, Minnesota.  Waldorf Corporation was engaged in the business of folding cartons, recycled paperboard and other packaging materials.  Mr. Waldorf holds a Bachelor of Science degree in Business Administration (1977) and a Master of Business Administration (1982) from Baylor University.

David Schwartz

 Since our inception on December 17, 2013, David Schwartz has been our secretary and a member of the board of directors.   Since September, 2008, Mr. Schwartz has worked as an independent corporate development consultant to start-up companies.  From July 2005 to August 2008, Mr. Schwartz was a consultant for Wyoming Research Associates located in Casper, WY.  Wyoming Research Associates is engaged in the business of market research, specifically custom studies for the foodservice industry.  Mr. Schwartz holds a Bachelor of Arts degree in history from Boston University (1997) and a Master of Business Administration from New York University’s Leonard Stern School of Business (2005).

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Audit Committee and Financial Expert; Committees

The Company does not have an audit committee. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors.

The Company has no nominating or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller.  The Company will provide, at no cost, a copy of the Code of Ethics to any shareholder of the Company upon receiving a written request sent to the Company’s address shown on Page 1 of this report.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% percent of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of such reports and representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2013, all reporting persons complied with all applicable Section 16(a) filing requirements.

Changes in Nominating Process

There are no material changes to the procedures by which security holders may recommend nominees to our Board.

ITEM 6. EXECUTIVE COMPENSATION.

No current or prior officer or director has received any remuneration or compensation from the Company since its inception, nor has any member of the Company’s management been granted any option or stock appreciation right. Accordingly, no tables relating to such items have been included within this Item. None of our employees are subject to a written employment agreement nor has any officer received a cash salary since our founding.

Compensation of Directors

There are no agreements to compensate any of the directors for their services.  Our officers and directors are reimbursed for expenses incurred on our behalf.  However, our officers and directors anticipate receiving benefits as beneficial shareholders of our common stock.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers or employees.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any former employees, officers or directors which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

We believe that our current officers and directors will not be subject to conflicts of interest. No policy has been implemented or will be implemented to address conflicts of interest.

ITEM 8. LEGAL PROCEEDINGS.

The Company is not the subject of any pending legal proceedings; and to the knowledge of management, no proceedings are presently contemplated against the Company by any federal, state or local governmental agency.

Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is not listed or traded on any market.

Holders

As of November 13, 2014, there were approximately 37 shareholders of record holding 25,500,000 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by Wyoming law. Under Wyoming law, cash dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Not applicable

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

 Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against policy, as expressed in the Act and is, therefore, unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The disclosure required by Item 13 is hereby incorporated by reference from Item 1 of the issuers 10-Q filed with the Securities and Exchange Commission on August 14, 2014.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

The disclosure required by Item 14 is hereby incorporated by reference from Item 4.01 of the issuers 10-Q filed with the Securities and Exchange Commission on August 14, 2014.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a)The disclosure required by Item 15 is hereby incorporated by reference from Item 6 of the issuers 10-Q filed with the Securities and Exchange Commission on August 14, 2014.

The way in which the business currently operates is as follows:

The Company's Chief Executive Officer, Henry Luce, currently manages the day-to-day operations of the Company. He is responsible for the negotiation of contracts, oversees the design, marketing and implementation of the products and processes, and manages licenses, patents, and other intangible assets of the Company. In addition, Mr. Luce researches financing and investors for the Company.

The Company's CFO, Michael Waldorf, is responsible implementing strategic goals and objectives of the Company. He is also in charge of managing the financial risks of the Company, financial planning, accounting records, SEC filings, reviewing financial data, reporting financial performance, preparing budgets, and monitoring expenditures and costs.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information contained in Item 1.01 and 2.01 of this Form 8-K is incorporated herein by reference.

Section 3 - Securities and Trading Markets

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Intellectual Property Purchase Agreement, the Company will issue 500,000 restricted shares of common stock at a deemed price of $5.00 per share to FracFlow Biotechnologies LP. The shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The Company is no longer a shell company, as defined in Rule 12b-2 under the Securities Exchange of 1934, because the Company has begun conducting operations as more fully described under Item 1.01 and 2.01.

Section 9 - Financial Statements and Exhibits

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Intellectual Property Purchase Agreement. dated November 13, 2014

The disclosure required by Item 9.01 is hereby incorporated by reference from Item 6 of the issuers 10-Q filed with the Securities and Exchange Commission on May 28, 2014.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cheyenne, Wyoming on this 13th day of November 2014.

AMERICAN XANTHAN CORPORATION
(the “Registrant”)
BY:	HENRY LUCE
Henry Luce
President, Principal Executive Officer and Director
BY:	MICHAEL WALDORF
Michael Waldorf
Principal Financial Officer, Principal Accounting Officer and Treasurer

EXHIBIT A

Intellectual Property/Properties

• Canadian Patent Pending # 2,808,286 titled “Solid State Fermentation of Xanthan From Potato Pulp”

• US Patent Pending # 61,923,357 titled “Solid State Fermentation of Xanthan From Potato Pulp”

• All other trademarks, patents, patents pending, licenses, and agreements directly related to the aforementioned Patents which FracFlow Biotechnologies LP may be deemed the legal owner.